SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 14, 2006
(date of earliest event reported)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. (as depositor under the Pooling and Servicing Agreement, relating to the CSMC Mortgage-Backed Pass-Through Certificates, Series 2006-1)

CSMC MORTGAGE-BACKED TRUST SERIES 2006-1
(Exact name of Issuing Entity as specified in its charter)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of Depositor as specified in its charter)

DLJ MORTGAGE CAPITAL, INC.
(Exact name of Sponsor as specified in its charter)
Delaware	333-127872	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”) entered into a Pooling and Servicing Agreement dated as of January 1, 2006 (the “Agreement”) among the Depositor, U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a “Seller”), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a “Servicer”), GreenPoint Mortgage Funding, Inc. as a seller (in such capacity, a “Seller”) and as a servicer (in such capacity, a “Servicer”), and  Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”) and as special servicer (in such capacity, the “Special Servicer”) providing for the issuance of the CSMC Mortgage-Backed Pass-Through Certificates, Series 2006-1.  The Certificates were issued on January 30, 2006. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of January 1, 2006, by and among the Depositor, the Sellers, the Servicers, the Special Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ Kevin Steele

Name: Kevin Steele

Title: Director

Dated: February 14, 2006

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of January 1, 2006,

5

by and among the Company, the Sellers, the Servicers, the

Special Servicer, the Master Servicer, the Trust Administrator

and the Trustee.